Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

LRAD Corporation

San Diego, United States of America

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-172552) and Form S-8 (No. 333-204507, No. 333-144698 and No. 333-125454) of LRAD Corporation of our report dated March 13, 2019, relating to the consolidated financial statements of Genasys Holding, S.L., which appears in this Form 8-K.

/s/ BDO Auditores, S.L.P.

BDO Auditores, S.L.P.

Madrid, Spain

March 13, 2019